Exhibit 77Q1(e)(2)
          The Growth Fund of Spain, Inc.
          Form of N-SAR for the period ended 05/31/98
          File No. 811-6022

                                SUB-ADVISORY AGREEMENT

          AGREEMENT made this 31st day of December, 1997, by and between SCUDDER KEMPER INVESTMENTS, INC., a Delaware corporation (the "Adviser") and BSN GESTION DE PATRIMONIOS, S.A., S.G.C., a corporation organized under the laws of Spain (the "Sub-Adviser").

          WHEREAS, THE GROWTH FUND OF SPAIN, INC., a Maryland corporation (the "Fund"), is a closed-end, diversified management investment company registered under the United States Investment Company Act of 1940, as amended (the "Investment Company Act of 1940") the shares of common stock (the "Shares") of which are registered under the Securities Act of 1933;

          WHEREAS, the Fund has retained the Adviser to render to it investment advisory and management services pursuant to an Investment Management Agreement, dated December 31, 1997 (the "Management Agreement"); and

          WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory and management services with respect to that portion of the Fund's portfolio invested in Spanish securities and the Sub-Adviser is willing to render such services;

          NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

          1. Appointment of Sub-Adviser. The Adviser hereby employs the Sub-Adviser to manage the investment and reinvestment of the assets of the Fund to be invested in Spanish securities in accordance with the Fund's investment objectives and policies and limitations, subject to the supervision of the Adviser and the Board of Directors of the Fund, for the period and upon the terms herein set forth. The investment of funds hereunder shall be subject to all applicable restrictions of the Articles of Incorporation and By-Laws of the Fund as may from time to time be in force.

          The Sub-Adviser accepts such employment and agrees during such period to render such investment management services, to furnish related office facilities and equipment and clerical, bookkeeping and administrative services for the Fund, and to assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser. It is understood and agreed that the Sub-Adviser, by separate agreements with the Fund, may also serve the Fund in other capacities.
          2.   Compensation. For the services and facilities described in
          Section 1, the Adviser will pay to the Sub-Adviser at the end of each calendar month, an investment management fee computed at an annual rate of .35% of the Fund s average weekly net assets. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

          3. Non-Exclusivity of Services. The services of the Sub-Adviser under this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

          4. Net Asset Value. The net asset value of the Fund shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the Fund's Directors may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when net asset value is not calculated, the net asset value of the Shares as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

          5. Potential Conflicts of Interest. Subject to applicable statutes and regulations, it is understood that directors, officers or agents of the Fund are or may be interested in the Sub-Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Sub-Adviser may be interested in the Fund otherwise than as a director, officer or agent.

          6. Standard of Care. The Sub-Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

          7. Duration and Termination. This Agreement shall become effective on the date specified in Section 10 hereof and shall remain in full force until April 1, 1998, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the

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          continuation of this Agreement is not approved, the Sub-Adviser may continue to serve in such capacity in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

          This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Management Agreement and may be terminated at any time without the payment of any penalty by the Adviser or by the Sub-Adviser on sixty (60) days written notice to the other party.

          The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

          Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of there compensation described in Section 2 earned prior to such termination.

          9. Survival. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

          10. Notices. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

          11.  Representations and Warranties.

               (a) The Sub-Adviser represents and warrants that it has applied for registration as an investment adviser under the United States Investment Advisers Act of 1940, as amended (the "Advisers Act").

               (b) The Sub-Adviser agrees to use its best efforts to become registered under the Advisers Act and maintain such registration in effect during the term of this Agreement.

               (c) This Agreement shall become effective on the date that such registration under the Advisers Act becomes effective with the United States Securities and Exchange Commission.

               (d) The Sub-Adviser further represents and warrants that it is fully qualified under the laws of Spain to perform its duties hereunder and agrees to comply with any and all other applicable laws and regulations in performing its obligations hereunder.




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          12.  Governing Law. This Agreement shall be construed in
          accordance with applicable United States federal law and the laws of the Commonwealth of Massachusetts.

          13.  Miscellaneous.

              (a) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

              (b) Terms not defined herein shall have the meaning set forth in the Fund's prospectus.

              (c) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.


                                   SCUDDER KEMPER INVESTMENTS, INC.


                                   By:_____________________________________


          ATTEST:

          _________________________


                                   BSN GESTION de PATRIMONIOS, S.A., S.G.C.


                                   By:_____________________________________
                                      Managing Director

          ATTEST:

          _________________________









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